Eisner

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

August 26, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: The Penn Traffic Company
Commission File No. 0-8858

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated August 13, 2009 of The Penn Traffic Company and are in agreement with statements contained therein as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Eisner LLP

Eisner LLP